Exhibit 1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         We consent to our reports dated March 28, 1997, on the financial statements and supplemental schedules of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan appearing in its Annual Report on Form 11-K for the year ended December 31, 1996.




McGladery & Pullen, LLP
Madison, Wisconsin

Date:  June 25, 1997